International Business Machines Corporation
New Orchard Road
Armonk, NY 10504


						January 6, 2017



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

I hereby authorize each of the following individuals, whose signatures appear below, as well as each of the International Business Machines Corporation (IBM) employees holding the titles of Secretary; Assistant Secretary;
Vice President of Compensation; Director of Executive Compensation; and Manager Executive Compensation Operations; and any employee of IBM designated in writing by the Secretary of IBM,to sign and file on my behalf as an Executive Officer of IBM any Securities and Exchange Commission forms or documents in connection with any transactions by me in IBM securities, including without limitation Form 3, Form 4, and Form 5 under the Securities Exchange Act of 1934 and Form 144 under the Securities Act of 1933.
The specimen signatures provided below may be signed on separate documents,and such documents taken together shall constitute a single document.

E. Barth          __________/s/ E. Barth_____________________
C. Kobialka          ______/s/ C. Kobialka___________________
P.T. Charouk          ______/s/ P.T. Charouk_________________
M. Clemens          ________/s/ M. Clemens___________________
C. A. Hall          _______/s/ C.A. Hall_____________________
A. Gomes da Silva     ______/s/ A. Gomes da Silva____________
N. LaMoreaux          _______/s/ N. LaMoreaux________________
L. Mallardi          _________/s/ L. Mallardi________________
C. M. Montgomery	______/s/ C.M. Montgomery____________

This authorization shall remain in effect for as long as I remain an executive officer of IBM.


					Very truly yours,




					Robert Del Bene